Exhibit 10.3

RAIT FINANCIAL TRUST

2012 INCENTIVE AWARD PLAN

SHARE APPRECIATION RIGHTS AWARD AGREEMENT

This SHARE APPRECIATION RIGHTS AWARD AGREEMENT, dated as of                      February 14, 2017 (the “Date of Grant”), is delivered by RAIT Financial Trust (“RAIT”), to [Name of Participant] (the “Participant”).

RECITALS

A.The RAIT Financial Trust 2012 Incentive Award Plan (the “Plan”) provides for the grant of share appreciation rights (“SARs”), which represent the right to receive the appreciation of an equal number common shares of beneficial interest, par value $0.03, of RAIT (“Common Shares”), in cash or Common Shares on a future settlement date.

B.The Compensation Committee of the Board of Trustees of RAIT (the “Committee”) has decided to make a restricted SAR grant, subject to the terms and conditions set forth in this Share Appreciation Rights Award Agreement (the “Agreement”) and the Plan, as an inducement for Participant to promote the best interests of RAIT and its shareholders.  Participant may receive a copy of the Plan by contacting the Chief Financial Officer of RAIT.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1.Grant of SARs.  Subject to the terms and conditions set forth in this Agreement and the Plan, RAIT hereby grants to Participant [Number of SARs Awarded] SARs (the “SARs”).  The SARs will become vested in accordance with Paragraph 3 below and may be exercised in accordance with Paragraph 4 below.  Each SAR shall represent the right to receive the excess of the Fair Market Value (as determined under the Plan) of a Common Share on the date of exercise (“Exercise Date”) over the Fair Market Value of a Common Share on the Date of Grant: $3.78.  Such increase in Fair Market Value is hereafter referred to as the “Value” of the SAR.

2.Accounts.  RAIT shall establish and maintain a SAR account (the “SAR Account”) as a bookkeeping account on its records and shall record in such SAR Account the number of SARs granted to Participant. Participant shall not have any interest in any fund or specific assets of RAIT by reason of the SAR grant or the SAR Account established for Participant.

3.Vesting.

(a)Participant will become vested in the SARs awarded pursuant to this grant according to the following vesting schedule, provided Participant does not incur a termination of employment or service with the Company (as defined in the Plan) prior to the applicable vesting date (the “Vesting Date”):

Vesting Date	Portion of SARs Vesting
First anniversary of Date of Grant	1/3
Second anniversary of Date of Grant	1/3
Third anniversary of Date of Grant	1/3

The vesting of the SARs is cumulative, but shall not exceed 100% of the SARs subject to this Agreement.  Participant’s SARs shall become fully vested if Participant is employed by, or providing service to, the Company on the third anniversary of the Date of Grant.  In the event that: (1) the Participant dies or becomes disabled (as defined under section 409A(a)(2)(C) of the Internal Revenue Code (the “Code”)) while employed by, or providing services to, the Company; (2) the Participant’s employment with the Company is terminated involuntarily for any reason other than a termination for cause (as defined under the terms of the Participant’s employment or services agreement or, if no such agreement is in force, as determined by the Company in its reasonable discretion) or (3) the Participant Retires (as defined below), Participant shall be deemed fully vested in all shares awarded under this Agreement.

(b)If Participant’s employment or service with the Company terminates for any reason other than death, disability, Retirement or an involuntary termination, other than a termination for cause, prior to Participant vesting in any of the SARs as provided in subparagraph (a), the SARs that are not vested as of Participant’s termination of employment or service shall terminate and Participant shall not have any exercise rights with respect to such unvested SARs.

(c)The above notwithstanding, in the event that Participant’s employment or service with the Company is terminated for “cause” or “willful misconduct,” as defined under the terms of the Participant’s employment or services agreement (if applicable); or as determined in the sole and absolute discretion of the Company, the Participant shall forfeit the right to exercise any vested SARs and the right to settlement of exercised SARs.  Additionally, in the event that Participant engages in any conduct in violation or post-employment or post-services covenants or obligations to the Company, the Participant shall forfeit the right to exercise any vested SARs and the right to settlement of exercised SARs.

(d)For purposes of this agreement, “Retirement” shall mean the Participant’s voluntary separation of employment following satisfaction of the Rule of 70. The Rule of 70 is satisfied upon (1) completion of at least fifteen (15) years of service with the Company or its related entities; (2) attainment of the age of fifty-five (55) and (3) such Participant’s combined age and service equals at least seventy (70). A Participant may separate upon Retirement subject to providing at least six (6) months’ advance notice to the Company and entering into a separate three-year non-competition and non-solicitation agreement, if requested by the Company.

4.Exercise and Settlement of SAR   Each SAR shall be exercisable on or after its applicable Vesting Date in accordance with the terms of Exhibit A of this Agreement and the Plan.

5.Change of Control.  If a Change of Control (as defined in the Plan) occurs, unless the Committee determines otherwise as provided under the terms of the Plan and in accordance with the requirements of section 409A of the Code, (i) all of Participant’s unvested SARs as of such date shall continue to vest in accordance with their terms and (ii) all of Participant’s vested SARs as of such date shall be deemed exercised by Participant and shall be settled in accordance with the terms of Paragraph 4.

6.Acknowledgment by Participant.  By executing this Agreement, Participant hereby acknowledges that with respect to any right of settlement or payment pursuant to this Agreement, Participant is and shall be an unsecured general creditor of RAIT without any preference as against other unsecured general creditors of RAIT, and Participant hereby covenants for himself or herself, and anyone at any time claiming through or under Participant not to claim any such preference, and hereby disclaims and waives any such preference which may at any time be at issue, to the fullest extent permitted by applicable law.

Participant also hereby agrees to be bound by the terms and conditions of the Plan and this Agreement.  Participant further agrees to be bound by the determinations and decisions of the Committee with respect to this Agreement and the Plan and Participant’s rights to benefits under this Agreement and the Plan, and agrees that all such determinations and decisions of the Committee shall be binding on Participant, his or her beneficiaries and any other person having or claiming an interest under this Agreement and the Plan on behalf of Participant.

7.Restrictions on Exercise and Settlement of SARs.

(a) Participant agrees to be bound by RAIT’s policy regarding the transfer of interests in the Company and acknowledges that such policy may limit timing and manner in which Participant may exercise the SARs granted pursuant to this Agreement and/or sell any Common Shares issued by the Company in settlement of the SARs granted pursuant to this Agreement. The RAIT Insider Trading Policy is attached to this Agreement.

(b)The decision of RAIT to deliver Common Shares in settlement of the SARs shall be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the Common Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of Common Shares, the Common Shares may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.  The issuance of Common Shares and/or the payment of cash to Participant pursuant to this Agreement are subject to any applicable taxes and other laws or regulations of the United States or of any state having jurisdiction thereof.

8.Grant Subject to Plan Provisions.  This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan.  In the event of any contradiction, distinction or difference between this Agreement and the terms of the Plan, the terms of the Plan will control.  Except as otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the meanings set forth in the Plan.  This grant is subject to the interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of the Common Shares, (iii) changes in capitalization of RAIT, and (iv) other requirements of applicable law. The Committee shall have the authority to interpret and construe this grant pursuant to the terms of the Plan, its decisions shall be conclusive as to any questions arising hereunder and Participant’s acceptance of this grant is Participant’s agreement to be bound by the interpretations and decisions of the Committee with respect to this grant and the Plan.

9.No Rights as Shareholder.  Participant shall not have any rights as a shareholder of RAIT, including the right to any cash dividends, or the right to vote, with respect to any SARs.

10.No Rights to Continued Employment or Service. This grant shall not confer upon Participant any right to be retained in the employment or service of the Company and shall not interfere in any way with the right of the Company to terminate Participant’s employment or service at any time.  The right of the Company to terminate at will Participant’s employment or service at any time for any reason is specifically reserved.

11.Assignment and Transfers.  No SARs awarded to Participant under this Agreement may be transferred, assigned, pledged, or encumbered by Participant. All SARs shall be settled during the lifetime of Participant only for the benefit of Participant.  Any attempt to transfer, assign, pledge, or encumber the SAR by Participant shall be null, void and without effect.  The rights and protections of RAIT hereunder shall extend to any successors or assigns of RAIT.  This Agreement may be assigned by RAIT without Participant’s consent.

12.Withholding.  Participant shall be required to pay to the Company, or make other arrangements satisfactory to the Company to provide for the payment of, any federal, state, local or other taxes that the Company is required to withhold with respect to the exercise and settlement of the SARs.  Participant may elect to satisfy any tax withholding obligation of the Company with respect to the SARs by having cash or Common Shares withheld from the proceeds of such settlement up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state, local and other tax liabilities.

13.Effect on Other Benefits.  The value of cash and/or Common Shares paid with respect to the SARs shall not be considered eligible earnings for purposes of any other plans maintained by the Company.  Neither shall such value be considered part of Participant’s compensation for purposes of determining or calculating other benefits that are based on compensation, such as life insurance.

14.Termination of SAR. Participant’s right to exercise vested SARs shall terminate upon the earlier of (i) 30 days following termination of employment or service; or (ii) the 5th anniversary of the Date of Grant.

15.Applicable Law.  The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without giving effect to the conflicts of laws provisions thereof.

16.Notice.  Any notice to RAIT provided for in this instrument shall be addressed to RAIT in care of the Board of Trustees at the principal office of RAIT, and any notice to Participant shall be addressed to such Participant at the current address shown on the payroll records of the Company, or to such other address as Participant may designate to RAIT in writing.  Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

17.Section 409A of the Code.  This Agreement is intended to comply with the requirements of section 409A of the Code and shall in all respects be administered in accordance with such requirements.  Notwithstanding any provision in this Agreement to the contrary, redemption and payment may only be made under this Agreement upon an event or in a manner permitted by section 409A of the Code or an applicable exemption.  Each payment under this Agreement shall be treated as a separate payment for purposes of section 409A of the Code.  In no event may Participant designate the calendar year of a payment.

[Signatures Follow]

IN WITNESS WHEREOF, RAIT has caused its duly authorized officer to execute this Share Appreciation Rights Award Agreement, and Participant has placed his or her signature hereon, effective as of the Date of Grant.

RAIT FINANCIAL TRUST

By:

      Name:

      Title:

I hereby accept the award of SARs described in this Agreement, and I agree to be bound by the terms of this Agreement and the Plan.  I hereby acknowledge and agree that all of the decisions, interpretations and determinations of the Committee with respect to the SARs shall be final, binding and conclusive on me, my beneficiaries and any other persons having or claiming an interest under this Agreement.

Date:
Signature of Participant

Name of Participant

EXHIBIT A

RAIT FINANCIAL TRUST

2012 INCENTIVE AWARD PLAN

Exercise AND SETTLEMENT OF Vested SARS

Capitalized terms used herein are defined as defined in the Share Appreciation Rights Award Agreement (the “Agreement”) to which this Exhibit is attached unless otherwise defined herein. This Exhibit sets forth the procedures the Participant must follow to exercise the SARs granted to the Participant pursuant to the Agreement.

Each SAR shall be exercisable on or after its applicable Vesting Date in accordance with the terms of the Agreement and the Plan.  Any such vesting is subject to the terms and conditions of the Plan and your SARs Award. A SAR shall be exercised upon delivery by the Participant to RAIT’s Human Resources department of a completed exercise election form (“Election Form”) substantially in the form attached as Appendix A to this Exhibit specifying the number of SARs to be exercised and the date of exercise (which shall be prospective).  The number of SARs to be exercised may not exceed the number of vested SARs as of the date of exercise.  Upon approval by the Committee, the aggregate Value of exercised SARs shall be settled and paid to Participant in cash, an equivalent value of Common Shares or any combination thereof as determined in the sole and exclusive discretion of the Committee.

In the Election Form, the Participant must designate a specific Exercise Date (MM/DD/YYYY).  Such Exercise Date must be (i) during the period (the “Vested Period”) at any time on or after the date the Vesting Date until the termination of the vested SARs in accordance with the terms and conditions of the Plan and the Agreement, (ii) prospective and (iii) no later than thirty (30) days following submission of the Election Form.  An Exercise Date is “prospective” if it is submitted to, and accepted and approved by, RAIT before the determination of the Fair Market Value on the relevant Exercise Date.  You may designate the Exercise Date that is the same date you submit the attached Election Form provided all the conditions specified above are met.  Your designation of the Exercise Date is irrevocable and is binding upon you and RAIT once it is accepted and approved by RAIT.  Settlement will be completed within five (5) business days of the Exercise Date.  Settlement will be made in cash, an equivalent value of Common Shares, or a combination of the two as determined in the sole discretion of the Committee.

APPENDIX A

RAIT FINANCIAL TRUST

2012 INCENTIVE AWARD PLAN

SARS EXERCISE ELECTION FORM

I, a participant under the RAIT Financial Trust (“RAIT”) 2012 Incentive Award Plan (the “Plan”), or a person otherwise entitled to exercise the Share Appreciation Rights (“SARs”) thereunder, do hereby exercise the right to settlement of the following SARs on the date of exercise (the “Exercise Date”) identified below:

Exercise Date:_______________

Number of SARs:_______________

Date of Grant:02/22/2016

Date of Vesting:_______________

(The Exercise Date must comply with the conditions set forth in the Notice of Ability to Exercise Vested Share Appreciation Rights relating to these SARs.)  I understand that RAIT may reduce the amount paid to me as necessary to satisfy withholding tax obligations.  I further understand that RAIT may settle the exercised SARs in cash or in the equivalent value of Common Share of Beneficial Interest of RAIT, or a combination of the two as determined in the sole discretion of the Compensation Committee of the Board of Trustees of RAIT.

Send a completed copy of this SAR Exercise Form to:

RAIT Financial Trust

Cira Center

2929 Arch Street, 17th Floor

Philadelphia, PA   19104

Attn:  Michele Rudoi

Human Resources

I understand that this election and the designation of the Exercise Date above are irrevocable once accepted and approved by RAIT.

Print NameDate

Signature

ACCEPTED AND APPROVED ON BEHALF OF RAIT:

By:   Name & Title:Date